Registration No. 333-______

    As filed with the Securities and Exchange Commission on January 26, 2004


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                BCB Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

        New Jersey                                       26-0065262
----------------------------------         -----------------------------------
 (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                104-110 Avenue C
                            Bayonne, New Jersey 07002
                    (Address of Principal Executive Offices)

                                 Donald Mindiak
                      President and Chief Executive Officer
                                104-110 Avenue C
                            Bayonne, New Jersey 07002
                     (Name and Address of Agent for Service)


                  Bayonne Community Bank 2002 Stock Option Plan
                  Bayonne Community Bank 2003 Stock Option Plan
                            (Full Title of the Plans)

                                   Copies to:

       Donald Mindiak                                Alan Schick, Esquire
President and Chief Executive Officer        Luse Gorman Pomerenk & Schick, P.C.
      Bayonne Community Bank                5335 Wisconsin Ave., N.W., Suite 400
        104-110 Avenue C                            Washington, D.C. 20015
     Bayonne, New Jersey 07002                           (202) 274-2000
       (201) 823-0700



     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. :


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered (1)          Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------

Common stock, no par
Value
                                    410(4)           $ 21.00 (3)                 8,610                 $--
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Common stock, no par
value
                                 77,022(5)            $ 8.26(2)               $636,202                 $--
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Common stock, no par
value
                                 20,880(6)           $ 21.00 (3)              $438,480                 $--
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Common stock, no par
value
                                187,940 (7)          $ 16.05 (2)            $3,016,437                 $--
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
         Totals                $286,252                                     $4,099,729                 $350.00

================================================================================
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Bayonne Community Bank 2002 Stock Option Plan (the "2002 Stock Option Plan"), and the Bayonne Community Bank 2003 Stock Option Plan (the "2003 Stock Option Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of BCB Bancorp, Inc. pursuant to 17 C.F.R. Section 230.416(a).
(2) Determined by the exercise price of options pursuant to 17 C.F.R. Section 230.457(h)(1).
(3) Determined by reference to the fair market value of the common stock on January 21, 2004, pursuant to 17 C.F.R. Section 230.457(c).
(4) Represents the number of shares of common stock currently reserved for issuance under the 2002 Stock Option Plan for any future stock grants or awards.
(5) Represents the number of shares of common stock currently reserved for issuance under the 2002 Stock Option Plan for any stock options that have been granted.
(6) Represents the number of shares of common stock currently reserved for issuance under the 2003 Stock Option Plan for any future stock grants or awards.
(7) Represents the number of shares of common stock currently reserved for issuance under the 2003 Stock Option Plan for any stock options that have been granted.

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the 2002 Stock Option Plan and the 2003 Stock Option Plan (together, the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). BCB Bancorp, Inc. became the holding company parent of Bayonne Community Bank in May 2003 and has a fiscal year end of December 31.

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The following documents previously or concurrently filed by BCB Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

     a) The Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2003 (Commission File No. 0-50275) filed with the Commission on May 12, 2003, the Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2003 (Commission File No. 0-50275) filed with the Commission on August 11, 2003, and the Company's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2003 (Commission File No. 0-50275) filed with the Commission on November 5, 2003, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the quarterly period covered by the most recent Quarterly Report on Form 10-QSB referred to in (a) above; and

     c) The description of the Company's common stock contained in the Current Report on Form 8-K filed with the Commission on May 1, 2003 (Commission File No. 000-50275).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Quarterly Reports on Form 10-QSB and Form 10-QSB to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Quarterly Reports on Form 10-QSB and Form 10-QSB.

     The Company shall furnish without charge to each person to whom the Quarterly Reports are delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Donald Mindiak, President and Chief Executive Officer, BCB Bancorp, Inc., 104-110 Avenue C, Bayonne, New Jersey 07002, telephone number (201) 823-0700.

     All information appearing in this Registration Statement and the Quarterly Reports on Forms 10-QSB is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     Article VII of the Certificate of Incorporation of BCB Bancorp, Inc. (for purposes of this Item 6, the "Corporation") set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

         Article VII:

     The  Corporation  shall  indemnify its officers,  directors,  employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders of disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall insure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this article.

     The Corporation shall, from time to time, reimburse or advance to any person referred to in this article the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in this article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions (i) constitute a breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

 Regulation S-K                                       Reference to Prior Filing
 Exhibit Number                                       or Exhibit No. attached
                   Document                           hereto

4     Form of Common Stock Certificate                                      *

5     Opinion of Luse Gorman Pomerenk & Schick, P.C.                Exhibit 5

10.1  Bayonne Community Bank 2002 Stock Option Plan                      10.1

10.2  Bayonne Community Bank 2003 Stock Option Plan                      10.2

24    Power of Attorney                              Contained on Signature Page

* Incorporated by reference to Exhibit 4 to the Current Report on Form 8-K (Commission File No. 000-50275), originally filed by the Company under the Exchange Act of 1934 with the Commission on May 1, 2003, and all amendments or reports filed for the purpose of updating such description.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Bayonne, New Jersey, on this 23rd day of January, 2004.

                                           BCB BANCORP, INC.

                                  By:     /s/ Donald Mindiak
                                          ------------------------------
                                          Donald Mindiak
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of BCB Bancorp, Inc. (the "Company") hereby severally constitute and appoint Donald Mindiak as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Donald Mindiak may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of common stock underlying the Bayonne Community Bank 2002 Stock Option Plan and the Bayonne Community Bank 2003 Stock Option Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Donald Mindiak shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                          Title                               Date

/s/ Donald Mindiak              President and Chief Executive  January 23, 2004
---------------------------     Officer (Principal Executive
Donald Mindiak                  Officer)


/s/ Thomas M. Coughlin           Chief Operating Officer       January 23, 2004
---------------------------      and Chief Financial Officer
Thomas M. Coughlin               (Principal Financial and
                                    Accounting Officer)


/s/ Robert Ballance                        Director            January 23, 2004
---------------------------
Robert Ballance


/s/ Judith Q. Bielan                       Director            January 23, 2004
---------------------------
Judith Q. Bielan, Esq.


/s/ Joseph J. Brogan                       Director            January 23, 2004
---------------------------
Joseph J. Brogan


/s/ James Collins                          Director            January 23, 2004
---------------------------
James Collins

/s/ Donald S. Cymbor                       Director            January 23, 2004
---------------------------
Donald S. Cymbor


/s/ Robert G. Doria                        Director            January 23, 2004
---------------------------
Robert G. Doria, C.P.A.


/s/ Phyllis Wasserman                      Director            January 23, 2004
---------------------------
Phyllis Wasserman Garelick


/s/ Mark D. Hogan                   Chairman of the Board      January 23, 2004
------------------
Mark D. Hogan, C.P.A.


/s/ John J. Hughes                          Director           January 23, 2004
---------------------------
John J. Hughes


/s/ Joseph Lyga                             Director           January 23, 2004
---------------------------
Joseph Lyga


/s/ Dr. Gary Maita                          Director           January 23, 2004
---------------------------
Dr. Gary Maita


/s/ H. Mickey McCabe                        Director           January 23, 2004
---------------------------
H. Mickey McCabe


/s/ Alexander Pasiechnik                    Director           January 23, 2004
---------------------------
Alexander Pasiechnik


/s/ Dr. August Pellegrini, Jr.              Director           January 23, 2004
------------------------------
Dr. August Pellegrini, Jr.


/s/ Kenneth Poesl                           Director           January 23, 2004
---------------------------
Kenneth R. Poesl


/s/ Joseph Tagliareni                       Director           January 23, 2004
---------------------------
Joseph Tagliareni

                                  EXHIBIT INDEX


Exhibit Number             Description

4 Form of Common Stock Certificate (Incorporated by reference to Exhibit 4 to the Current Report on Form 8-K (Commission File No. 000-50275), originally filed by the Company under the Exchange Act of 1934 with the Commission on May 1, 2003, and all amendments or reports filed for the purpose of updating such description).

5    Opinion of Luse Gorman Pomerenk & Schick, P.C.

10.1 Bayonne Community Bank 2002 Stock Option Plan

10.2 Bayonne Community Bank 2003 Stock Option Plan

23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

24 Power of Attorney (contained in the signature page to this Registration Statement).

------------------

                                    Exhibit 5

(202) 274-2000

January 23, 2004

Board of Directors
BCB Bancorp, Inc.
104-110 Avenue C
Bayonne, New Jersey 07002

          Re:      BCB Bancorp, Inc.
                   Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, no par value (the "Common Stock"), of BCB Bancorp, Inc. (the "Company") issued pursuant to the Bayonne Community Bank 2002 Stock Option Plan and the Bayonne Community Bank 2003 Stock Option Plan (together, the "Plans").

     In rendering the opinion expressed herein, we have reviewed the Certificate of Incorporation of the Company, the Plans, the Company's Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

     Based on the foregoing, we are of the following opinion:

     At the time of effectiveness of the Form S-8, the Common Stock of the Company, when issued in accordance with the terms and conditions of the Plans, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                            Very truly yours,


                                            /s/ Luse Gorman Pomerenk & Schick
                                            Luse Gorman Pomerenk & Schick,
                                            A Professional Corporation

                                  Exhibit 10.1

                             BAYONNE COMMUNITY BANK

                             2002 STOCK OPTION PLAN

1.       Purpose

     The purpose of the Bayonne Community Bank ("Bank") 2002 Stock Option Plan (the "Plan") is to advance the interests of the Bank and its stockholders by providing Key Employees and Outside Directors of the Bank and its Affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the Bank and its Affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

2.       Definitions

     "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Bank, as such terms are defined in Section 424(e) or 424(f), respectively, of the Code, or a successor to a parent corporation or subsidiary corporation.

     "Award" means an Award of Non-Statutory Stock Options, Incentive Stock Options, Reload Options, Limited Rights, and/or Dividend Equivalent Rights granted under the provisions of the Plan.

     "Beneficiary" means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any, or if none, his estate.

     "Board" or "Board of Directors" means the board of directors of the Bank or its Affiliate, as applicable.

     "Cause" means personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Bank or an Affiliate.

     "Change in Control" of the Bank or the Company shall mean:

     (1) a reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank or the Company, or a similar transaction in which the Bank or the Company is not the resulting entity and that is not approved by a majority of the Board of Directors of the Bank or the Company;

     (2) individuals who constitute the Incumbent Board cease for any reason to constitute a majority thereof; provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-fourths of the directors composing the Incumbent Board or whose nomination for election by the Bank's stockholders or members was approved by the same nominating committee serving under the Incumbent Board shall be, for purposes of this Section, considered as though he were a member of the Incumbent Board; or

     (3) an acquisition of "control" of the Bank or the Company as defined in the Bank Holding Company Act of 1956, as amended, and applicable rules and regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the "BHCA"), as determined by the Board of Directors of the Bank or the Company; or

     (4) an acquisition of the Bank's stock requiring submission of notice under the change in Bank Control Act; provided, however, that a Change in Control shall not be deemed to have occurred under (1), (3) or (4) of this section if the transaction(s) constituting a Change in Control is approved by a majority of the Board of Directors of the Bank.

     (5) an event of a nature that would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or results in a Change in Control of the Bank or the Company within the meaning of the BHCA; or (b) without limitation shall be deemed to have occurred at such time as (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Bank representing 25% or more of the Bank's outstanding securities ordinarily having the right to vote at the election of directors except for any securities purchased by the Bank's employee stock ownership plan and trust, (ii) a proxy statement soliciting proxies from stockholders of the Bank, by someone other than the current management of the Bank, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Bank, or (iii) a tender offer is made for 25% or more of the voting securities of the Bank and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Bank have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offer or.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means a Committee of the Board consisting of either (i) two or more Non-Employee Directors of the Bank, or (ii) the entire Board of the Bank.

     "Common Stock" means shares of the common stock of the Bank, par value $5.00 per share, or common stock of the Company.

     "Company" means any company that may be formed by the Bank to be the Bank's holding company.

     "Continuous Service" means employment as a Key Employee and/or service as an Outside Director without any interruption or termination of such employment and/or service with the Bank or an Affiliate. Continuous Service shall also mean a continuation as a member of the Board of Directors following a cessation of employment as a Key Employee. In the case of a Key Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its parent, its subsidiaries or its successor.

     "Date of Grant" means the actual date on which an Award is granted by the Committee.

     "Director" means a member of the Board.

     "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him, or of a Director to serve as such. Additionally, in the case of an employee, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said employee's lifetime.

     "Dividend Equivalent Rights" means the right to receive an amount of cash based upon the terms set forth in Section 10 hereof.

     "Effective Date" means the date of, or a date determined by the Board following, approval of the Plan by the Bank's stockholders.

     "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock on the day prior to such date as reported by the Nasdaq Stock Market (as published by The Wall Street Journal, if published), or if the Common Stock was not traded on such date, then on the next preceding day on which the Common Stock was traded; provided, however, that if the Common Stock is not reported on the Nasdaq Stock Market, Fair Market Value shall mean the price for which shares of Common Stock have been sold in any stock offering completed by the Bank within 90 days prior to the date as of which Fair Market Value is to be determined, or if no such offering has been conducted then the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee is authorized, but is not required, to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

     "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to
Section 8.

     "Key Employee" means any person who is currently employed by the Bank or an Affiliate who is chosen by the Committee to participate in the Plan.

     "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 9.

     "Non-Statutory  Stock Option"  means an Option  granted by the Committee to
(i) an Outside Director or (ii) to any other Participant and such Option is either (A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in
Section 422 of the Code and the regulations thereunder.

     "Non-Employee Director" means, for purposes of the Plan, a Director who (a) is not employed by the Bank or an Affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to
Item 404(b) of Regulation S-K.

     "Normal Retirement" means for a Key Employee, retirement at 60 years of age or at the normal or early retirement date set forth in any of the Bank's tax-qualified employee benefit plans. Normal Retirement for an Outside Director means a cessation of service on the Board of Directors for any reason other than removal for Cause for a founding director at any time, and for other Outside Directors, after reaching 65 years of age and maintaining at least 10 years of Continuous Service.

     "Outside Director" means a Director of the Bank or an Affiliate who is not an employee of the Bank or an Affiliate.

     "Option" means an Award granted under Section 7 or Section 8.

     "Participant" means a Key Employee or Outside Director of the Bank or its Affiliates who receives or has received an award under the Plan.

     "Reload Option" means an option to acquire shares of Common Stock equivalent to the shares (i) used by a Participant to pay for an Option, or (ii) deducted from any distribution in order to satisfy income tax required to be withheld, based upon the terms set forth in Section 19.

     "Termination for Cause" means the termination of employment or termination of service on the Board caused by the individual's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, any of which results in material loss to the Bank or one of its Affiliates.

3.       Plan Administration Restrictions

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

     All transactions involving a grant, award or other acquisition from the Bank shall:

     (a) be approved by the Bank's full Board or by the Committee; or

     (b) be approved, or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the securities present, or represented and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Bank is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote provided that such ratification occurs no later than the date of the next annual meeting of shareholders; or

     (c) result in the acquisition of an Option or Limited Right that is held by the Participant for a period of six months following the date of such acquisition.

4.       Types of Awards

     Awards under the Plan may be granted in any one or a combination of: (a) Incentive Stock Options; (b) Non-Statutory Stock Options; (c) Limited Rights;
(d) Dividend Equivalent Rights and (e) Reload Options.

5.       Stock Subject to the Plan

     Subject to adjustment as provided in Section 17, the maximum number of shares reserved for issuance under the Plan is 127,988 shares, provided that no more than 63,994 Non-Statutory Stock Options may be granted under the Plan. To the extent that Options or rights granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan; to the extent that Options, together with any related rights granted under the Plan, terminate, expire or are canceled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares. In addition, any shares that are used for the full or partial payment of the exercise price of any option in connection with a Reload Option will not be counted as issued under the Plan and will be available for future grants under the Plan.

6.       Eligibility

     Key Employees of the Bank and its Affiliates shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options, Limited Rights, Dividend Equivalent Rights and/or Reload Options under the Plan. Outside Directors shall be eligible to receive Non-Statutory Stock Options, Dividend Equivalent Rights and Reload Options under the Plan.

7.       Non-Statutory Stock Options

     (a) Grants to Outside Directors and Key Employees. The Committee may, from time to time, grant Non-Statutory Stock Options to eligible Key Employees and Outside Directors, and, upon such terms and conditions as the Committee may determine, grant Non-Statutory Stock Options in exchange for and upon surrender of previously granted Awards under the Plan. Non-Statutory Stock Options granted under the Plan, including Non-Statutory Stock Options granted in exchange for and upon surrender of previously granted Awards, are subject to the terms and conditions set forth in this Section 7.

     (b) Option Agreement. Each Option shall be evidenced by a written option agreement between the Bank and the Participant specifying the number of shares of Common Stock that may be acquired through its exercise and containing the terms and conditions of the option which shall not be inconsistent with the terms of the Plan.

     (c) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock Option shall be the Fair Market Value of the Common Stock of the Bank on the date the Option is granted. Shares may be purchased only upon full payment of the purchase price in one or more of the manners set forth in Section 13 hereof, as determined by the Committee.

     (d) Manner of Exercise and Vesting. A Non-Statutory Stock Option granted under the Plan shall vest in a Participant at the rate or rates determined by the Committee. A vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Bank, or his designee. Such notice shall be irrevocable and must be accompanied by full payment of the purchase price in cash or shares of Common Stock at the Fair Market Value of such shares, determined on the exercise date in the manner described in Section 2 hereof. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

     (e) Terms of Options. The term during which each Non-Statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-Statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. No Options shall be earned by a Participant unless the Participant maintains Continuous Service until the vesting date of such Option, except as set forth herein. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee may, in its sole discretion, accelerate or extend the time at which any Non-Statutory Stock Option may be exercised in whole or in part by Key Employees and/or Outside Directors. Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company or the Bank, all Non-Statutory Stock Options that have been awarded shall become immediately exercisable for three years following such Change in Control.

     (f) Termination of Employment or Service. Upon the termination of a Key Employee's employment or upon termination of an Outside Director's service for any reason other than Normal Retirement, death, Disability, Change in Control or Termination for Cause, the Participant's Non-Statutory Stock Options shall be exercisable only as to those shares that were immediately purchasable on the date of termination and only for three months following termination. In the event of Termination for Cause, all rights under a Participant's Non-Statutory Stock Options shall expire upon termination. In the event of termination of service or employment due to the Normal Retirement, death or Disability of any Participant, all Non-Statutory Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representative or beneficiaries for one year following the date of his termination due to Normal Retirement, death or Disability, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term.

     (g)   Transferability.   In  the  discretion  of  the  Board,  all  or  any
Non-Statutory Stock Option granted hereunder may be transferable by the Participant once the Option has vested in the Participant, provided, however, that the Board may limit the transferability of such Option or Options to a designated class or classes of persons.

8.       Incentive Stock Options

     The Committee may, from time to time, grant Incentive Stock Options to Key Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Option Agreement. Each Option shall be evidenced by a written option agreement between the Bank and the Key Employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of the Plan.

     (b) Price. Subject to Section 17 of the Plan and Section 422 of the Code, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. However, if a Key Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Bank or its Affiliates (or under Section 424(d) of the Code is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Bank or its Affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a shareholder, partner or Beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price in one or more of the manners set forth in Section 13 hereof, as determined by the Committee.

     (c) Manner of Exercise. Incentive Stock Options granted under the Plan shall vest in a Participant at the rate or rates determined by the Committee. The vested Options may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Bank or his designee. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of Common Stock at the Fair Market Value of such shares determined on the exercise date by the manner described in Section 2.

     The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control, all Incentive Stock Options that have been awarded shall become immediately exercisable, unless the aggregate exercise price of the amount exercisable as a result of a Change in Control, together with the aggregate exercise price of all other Incentive Stock Options first exerciseable in the year in which the Change in Control occurs, shall exceed $100,000 (determined as of the Date of Grant). In such event, the first $100,000 of Incentive Stock Options (determined as of the Date of Grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options but shall remain subject to the provisions of this
Section 8 to the extent permitted.

     (d) Amounts of Options. Incentive Stock Options may be granted to any eligible Key Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. Notwithstanding the above, the maximum number of shares that may be subject to an Incentive Stock Option awarded under the Plan to any Key Employee shall be 50,000. In granting Incentive Stock Options, the Committee shall consider such factors as it deems relevant, which factors may include, among others, the position and responsibilities of the Key Employee, the length and value of his or her service to the Bank or an Affiliate, the compensation paid to the Key Employee and the Committee's evaluation of the performance of the Bank, or an Affiliate, according to measurements that may include, among others, key financial ratios, levels of classified assets, and independent audit findings. In the case of an Option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Bank and its Affiliates) shall not exceed $100,000. The provisions of this Section 8(d) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

     (e) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any Key Employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Bank or its Affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a shareholder, partner or Beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the Date of Grant. Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company or the Bank, all Incentive Stock Options that have been awarded shall become immediately exercisable for three years following such Change in Control.

     (f) Termination of Employment. Upon the termination of a Key Employee's service for any reason other than Disability, Normal Retirement, Change in Control, death or Termination for Cause, the Key Employee's Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by such Key Employee at the date of termination and only for a period of three months following termination. In the event of Termination for Cause, all rights under the Incentive Stock Options shall expire upon termination.

     Upon termination of a Key Employee's employment due to Normal Retirement, death or Disability, all Incentive Stock Options held by such Key Employee, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of his cessation of employment, provided however, that any such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following the date of his Normal Retirement or termination of employment following a Change in Control; and provided further, that no Option shall be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than one year following termination of employment due to Disability and provided further, in order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of an Optionee, the Optionee's death must have occurred while employed or within three (3) months of termination of employment. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

     (g) Transferability. No Incentive Stock Option granted under the Plan is transferable except by will or the laws of descent and distribution and is exercisable during his lifetime only by the Key Employee to which it is granted.

     (h) Compliance with Code. The options granted under this Section 8 are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, but the Bank makes no warranty as to the qualification of any Option as an Incentive Stock Option within the meaning of Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Non-Statutory Stock Option.

9.       Limited Rights

     The Committee may grant a Limited Right simultaneously with the grant of any Option to any Key Employee, with respect to all or some of the shares covered by such Option. Limited Rights granted under the Plan are subject to the following terms and conditions:

     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control.

     The Limited Right may be exercised only when the underlying Option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

     Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Option. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Bank an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. In the event of a Change in Control in which pooling accounting treatment is a condition to the transaction, the Limited Right shall be exercisable solely for shares of stock of the Bank, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The number of shares to be received on the exercise of such Limited Right shall be determined by dividing the amount of cash that would have been available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the Option subject to the Limited Right.

10.      Dividend Equivalent Rights

     Simultaneously with the grant of any Option to a Participant, unless otherwise stated, the Committee will grant a Dividend Equivalent Right with respect to all or some of the shares covered by such Option. Dividend Equivalent Rights granted under this Plan are subject to the following terms and conditions:

     (a) Terms of Rights. The Dividend Equivalent Right provides the Participant with a cash benefit per share for each share underlying the unexercised portion of the related Option equal to the amount of any extraordinary dividend (as defined in Section 10(c)) per share of Common Stock declared by the Bank. The terms and conditions of any Dividend Equivalent Right shall be evidenced in the Option agreement entered into with the Participant and shall be subject to the terms and conditions of the Plan. The Dividend Equivalent Right is transferable only when the related Option is transferable and under the same conditions.

     (b) Payment. Upon the payment of an extraordinary dividend, the Participant holding a Dividend Equivalent Right with respect to Options or portions thereof which have vested shall promptly receive from the Bank the amount of cash equal to the amount of the extraordinary dividend per share of Common Stock, multiplied by the number of shares of Common Stock underlying the unexercised portion of the related Option. With respect to options or portions thereof which have not vested, the amount that would have been received pursuant to the Dividend Equivalent Right with respect to the shares underlying such unvested Option or portion thereof shall be paid to the Participant holding such Dividend Equivalent Right together with earnings thereon, on such date as the Option or portion thereof becomes vested. Payments shall be decreased by the amount of any applicable tax withholding prior to distribution to the Participant as set forth in Section 19.

     (c) Extraordinary Dividend. For purposes of this Section 10, an extraordinary dividend is any dividend paid on shares of Common Stock where the rate of the dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters.

11.      Reload Option

     Simultaneously with the grant of any Option to a Participant, the Committee may grant a Reload Option with respect to all or some of the shares covered by such Option. A Reload Option may be granted to a Participant who satisfies all or part of the exercise price of the Option with shares of Common Stock (as described in Section 13(c) below). The Reload Option represents an additional option to acquire the same number of shares of Common Stock as is used by the Participant to pay for the original Option. Reload Options may also be granted to replace Common Stock withheld by the Bank for payment of a Participant's withholding tax under Section 19. A Reload Option is subject to all of the same terms and conditions as the original Option except that (i) the exercise price of the shares of Common Stock subject to the Reload Option will be determined at the time the original Option is exercised and (ii) such Reload Option will conform to all provisions of the Plan at the time the original Option is exercised. The Committee may grant Reload Options that are effective only upon the Bank's holding company reorganization.

12.      Surrender of Option

     In the event of a Participant's termination of employment or termination of service as a result of death, Disability or Normal Retirement, the Participant (or his or her personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of the Options held by such Participant in exchange for a cash payment from the Bank of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment or the date of termination of service on the Board and the exercise price per share of the Option. Whether the Committee accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Committee is under no obligation to any Participant whatsoever to make such payments. In the event that the Committee accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

13.      Alternate Option Payment Mechanism

     The Committee has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the agreement with the Participant covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.

     (a) Cash Payment. The exercise price may be paid in cash or by certified check. To the extent permitted by law, the Committee may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

     (b) Cashless Exercise. Subject to vesting requirements, if applicable, a Participant may engage in a "cashless exercise" of the Option. Upon a cashless exercise, the Participant shall give the Bank written notice of the exercise of the Option, together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Common Stock subject to the Option and to deliver enough of the proceeds to the Bank to pay the Option exercise price and any applicable withholding taxes. If the Participant does not sell the Common Stock subject to the Option through a registered broker-dealer or equivalent third party, the Optionee can give the Bank written notice of the exercise of the Option and the third party purchaser of the Common Stock subject to the Option shall pay the Option exercise price plus applicable withholding taxes to the Bank.

     (c) Exchange of Common Stock. The Committee may permit payment of the Option exercise price by the tendering of previously acquired shares of Common Stock. All shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise. No tendered shares of Common Stock which were acquired by the Participant upon the previous exercise of an Option or as awards under a stock award plan (such as the Bank's Recognition and Retention
Plan) shall be accepted for exchange unless the Participant has held such shares (without restrictions imposed by said plan or award) for at least six months prior to the exchange.

14.      Rights of a Stockholder

     A Participant shall have no rights as a stockholder with respect to any shares covered by a Non-Statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in the Plan or in any Award granted confers on any person any right to continue in the employ of the Bank or its Affiliates or to continue to perform services for the Bank or its Affiliates or interferes in any way with the right of the Bank or its Affiliates to terminate his services as an officer, director or employee at any time.

15.      Agreement with Participants

     Each Award of Options, Reload Options, Limited Rights and/or Dividend Equivalent Rights will be evidenced by a written agreement, executed by the Participant and the Bank or its Affiliates, that describes the conditions for receiving the Awards, including the date of Award, the purchase price, applicable periods, and any other terms and conditions as may be required by the Board or applicable securities law.

16.      Designation of Beneficiary

     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Option, Reload Option, Limited Rights Award or Dividend Equivalent Rights to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Bank and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his estate will be deemed to be the Beneficiary.

17.      Dilution and Other Adjustments

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, pro rata return of capital to all shareholders, recapitalization, or any merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other corporate change, or other increase or decrease in such shares, without receipt or payment of consideration by the Bank, the Committee shall make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

         (a) adjustments in the aggregate number of shares of Common Stock that may be awarded under the Plan;

         (b) adjustments in the aggregate number of shares of Common Stock that may be awarded to any single individual under the Plan;

         (c) adjustments in the aggregate number of shares of Common Stock covered by Awards already made under the Plan; or

         (d) adjustments in the purchase price of outstanding Incentive and/or Non-Statutory Stock Options, or any Related Options or any Limited Rights attached to such Options.

     No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. With respect to Incentive Stock Options, no such adjustment shall be made if it would be deemed a "modification" of the Award under Section 424 of the Code.

18.      Effect of a Change in Control on Option Awards

     In the event of a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

     (a) provide that such Options shall be assumed, or equivalent options shall be substituted ("Substitute Options") by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (A) any such Substitute Options exchanged for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, and (B) the shares of stock issuable upon the exercise of such Substitute Options shall constitute securities registered in accordance with the Securities Act of 1933, as amended ("1933 Act") or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act, (collectively, "Registered Securities"), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Participant will receive upon consummation of the Change in Control a cash payment for each Option surrendered equal to the difference between the (1) Fair Market Value of the consideration to be received for each share of Common Stock in the Change in Control times the number of shares of Common Stock subject to such surrendered Options, and (2) the aggregate exercise price of all such surrendered Options, or

     (b) in the event of a transaction under the terms of which the holders of Common Stock will receive upon consummation thereof a cash payment (the "Merger Price") for each share of Common Stock exchanged in the Change in Control transaction, make or provide for a cash payment to the Participants equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such Options held by each Optionee (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such surrendered Options in exchange for such surrendered Options.

19.      Withholding

     There may be deducted from each distribution of cash and/or Common Stock under the Plan the minimum amount of tax required by any governmental authority to be withheld. Shares of Common Stock shall be withheld where required from any distribution of Common Stock.

20.      Amendment of the Plan

     The Board may at any time, and from time to time, modify or amend the Plan in any respect, or modify or amend an Award received by Key Employees and/or Outside Directors; provided, however, that no such termination, modification or amendment may affect the rights of a Participant, without his consent, under an outstanding Award. Any amendment or modification of the Plan or an outstanding Award under the Plan, including but not limited to the acceleration of vesting of an outstanding Award for reasons other than death, Disability, Normal Retirement, or a Change in Control, shall be approved by the Committee or the full Board of the Bank.

21.      Effective Date of Plan

     The Plan shall become  effective upon the date of, or a date  determined by
the  Board  of  Directors   following   approval  of  the  Plan  by  the  Bank's
stockholders.

22.      Termination of the Plan

     The right to grant Awards under the Plan will terminate upon the earlier of
(i) 10 years after the Effective Date, or (ii) the date on which the exercise of Options or related Rights equaling the maximum number of shares reserved under the Plan occurs, as set forth in Section 5. The Board may suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

23.      Successors and Assigns

     This  Plan  shall be  binding  on the Bank,  its  successors  and  assigns, including any successor by holding company reorganization, merger or consolidation or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred. Any such successor of the Bank shall be deemed to have assumed this Plan and to have become obligated hereunder the the same extent as the Bank.

24.      Applicable Law

     The Plan will be administered in accordance with the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the Bank has caused the Plan to be executed by its duly authorized officers and the corporate seal to be affixed and duly attested, as of the 25th day of April, 2002.


Date Approved by Stockholders:      April 25, 2002

Effective Date:   April 25, 2002


ATTEST:                                            BAYONNE COMMUNITY BANK


/s/ Donald S. Cymbor                               /s/ Donald Mindiak
---------------------                              ------------------------
Secretary                                          Chief Executive Officer

                                  Exhibit 10.2

                             BAYONNE COMMUNITY BANK

                             2003 STOCK OPTION PLAN

1.       Purpose

     The purpose of the Bayonne Community Bank ("Bank") 2003 Stock Option Plan (the "Plan") is to advance the interests of the Bank and its stockholders by providing eligible directors and officers of the Bank and its Affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the Bank and its Affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

2.       Definitions

     "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Bank, as such terms are defined in Section 424(e) or 424(f), respectively, of the Code, or a successor to a parent corporation or subsidiary corporation.

     "Award" means an Award of Non-Statutory Stock Options, Incentive Stock Options, Reload Options, Limited Rights, and/or Dividend Equivalent Rights granted under the provisions of the Plan.

     "Beneficiary" means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any, or if none, his estate.

     "Board" or "Board of Directors" means the board of directors of the Bank or its Affiliate, as applicable.

     "Cause" means personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Bank or an Affiliate.

     "Change in Control" of the Bank or the Company shall mean:

     (1) a reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank or the Company, or a similar transaction in which the Bank or the Company is not the resulting entity and that is not approved by a majority of the Board of Directors of the Bank or the Company;

     (2) individuals who constitute the Incumbent Board cease for any reason to constitute a majority thereof; provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-fourths of the directors composing the Incumbent Board or whose nomination for election by the Bank's stockholders or members was approved by the same nominating committee serving under the Incumbent Board shall be, for purposes of this Section, considered as though he were a member of the Incumbent Board; or

     (3) an acquisition of "control" of the Bank or the Company as defined in the Bank Holding Company Act of 1956, as amended, and applicable rules and regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the "BHCA"), as determined by the Board of Directors of the Bank or the Company; or

     (4) an acquisition of the Bank's stock requiring submission of notice under the change in Bank Control Act; provided, however, that a Change in Control shall not be deemed to have occurred under (1), (3) or (4) of this section if the transaction(s) constituting a Change in Control is approved by a majority of the Board of Directors of the Bank.

     (5) an event of a nature that would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or results in a Change in Control of the Bank or the Company within the meaning of the BHCA; or (b) without limitation shall be deemed to have occurred at such time as (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Bank representing 25% or more of the Bank's outstanding securities ordinarily having the right to vote at the election of directors except for any securities purchased by the Bank's employee stock ownership plan and trust, (ii) a proxy statement soliciting proxies from stockholders of the Bank, by someone other than the current management of the Bank, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Bank, or (iii) a tender offer is made for 25% or more of the voting securities of the Bank and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Bank have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means a Committee of the Board consisting of either (i) two or more Non-Employee Directors of the Bank, or (ii) the entire Board of the Bank.

     "Common Stock" means shares of the common stock of the Bank, par value $5.00 per share, or common stock of the Company.

     "Company" means any company that may be formed by the Bank to be the Bank's holding company.

     "Continuous Service" means employment as a Key Employee and/or service as an Outside Director without any interruption or termination of such employment and/or service with the Bank or an Affiliate. Continuous Service shall also mean a continuation as a member of the Board of Directors following a cessation of employment as a Key Employee. In the case of a Key Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its parent, its subsidiaries or its successor.

     "Date of Grant" means the actual date on which an Award is granted by the Committee.

     "Director" means a member of the Board.

     "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him, or of a Director to serve as such. Additionally, in the case of an employee, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said employee's lifetime.

     "Dividend Equivalent Rights" means the right to receive an amount of cash based upon the terms set forth in Section 10 hereof.

     "Effective Date" means the date of, or a date determined by the Board following, approval of the Plan by the Bank's stockholders.

     "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the Nasdaq stock market (as published by The Wall Street Journal, if published) on such date, or if the Common Stock was not traded on such date, then on the day prior to such date, on the next preceding day on which the Common Stock was traded; provided, however, that if the Common Stock is not reported on the Nasdaq stock market, Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee is authorized, but is not required, to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

     "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to
Section 8.

     "Key Employee" means any person who is currently employed by the Bank or an Affiliate who is chosen by the Committee to participate in the Plan.

     "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 9.

     "Non-Statutory  Stock Option"  means an Option  granted by the Committee to
(i) an Outside Director or (ii) to any other Participant and such Option is either (A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in
Section 422 of the Code and the regulations thereunder.

     "Non-Employee Director" means, for purposes of the Plan, a Director who (a) is not employed by the Bank or an Affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to
Item 404(b) of Regulation S-K.

     "Normal Retirement" means for a Key Employee, retirement at the normal or early retirement date set forth in the Bank's Employee Stock Ownership Plan, or any successor plan. Normal Retirement for an Outside Director means a cessation of service on the Board of Directors for any reason other than removal for Cause, after reaching 65 years of age and maintaining at least 10 years of Continuous Service.

     "Outside Director" means a Director of the Bank or an Affiliate who is not an employee of the Bank or an Affiliate.

     "Option" means an Award granted under Section 7 or Section 8.

     "Participant" means a Key Employee or Outside Director of the Bank or its Affiliates who receives or has received an award under the Plan.

     "Reload Option" means an option to acquire shares of Common Stock equivalent to the shares (i) used by a Participant to pay for an Option, or (ii) deducted from any distribution in order to satisfy income tax required to be withheld, based upon the terms set forth in Section 19.

     "Termination for Cause" means the termination of employment or termination of service on the Board caused by the individual's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, any of which results in material loss to the Bank or one of its Affiliates.

3.       Plan Administration Restrictions

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

     All transactions involving a grant, award or other acquisition from the Bank shall:

     (a) be approved by the Bank's full Board or by the Committee; or

     (b) be approved, or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the securities present, or represented and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Bank is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote provided that such ratification occurs no later than the date of the next annual meeting of shareholders; or

     (c) result in the acquisition of an Option or Limited Right that is held by the Participant for a period of six months following the date of such acquisition.

4.       Types of Awards

     Awards under the Plan may be granted in any one or a combination of: (a) Incentive Stock Options; (b) Non-Statutory Stock Options; (c) Limited Rights;
(d) Dividend Equivalent Rights and (e) Reload Options.

5.       Stock Subject to the Plan

     Subject to adjustment as provided in Section 17, the maximum number of shares reserved for issuance under the Plan is 208,786 shares. To the extent that Options or rights granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan; to the extent that Options, together with any related rights granted under the Plan, terminate, expire or are canceled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares. In addition, any shares that are used for the full or partial payment of the exercise price of any option in connection with a Reload Option will not be counted as issued under the Plan and will be available for future grants under the Plan.

6.       Eligibility

     Key Employees of the Bank and its Affiliates shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options, Limited Rights, Dividend Equivalent Rights and/or Reload Options under the Plan. Outside Directors shall be eligible to receive Non-Statutory Stock Options, Dividend Equivalent Rights and Reload Options under the Plan.

7.       Non-Statutory Stock Options

     (a) Grants to Outside Directors and Key Employees. The Committee may, from time to time, grant Non-Statutory Stock Options to eligible Key Employees and Outside Directors, and, upon such terms and conditions as the Committee may determine, grant Non-Statutory Stock Options in exchange for and upon surrender of previously granted Awards under the Plan. Non-Statutory Stock Options granted under the Plan, including Non-Statutory Stock Options granted in exchange for and upon surrender of previously granted Awards, are subject to the terms and conditions set forth in this Section 7.

     (b) Option Agreement. Each Option shall be evidenced by a written option agreement between the Bank and the Participant specifying the number of shares of Common Stock that may be acquired through its exercise and containing the terms and conditions of the option which shall not be inconsistent with the terms of the Plan.

     (c) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock Option shall be the Fair Market Value of the Common Stock of the Bank on the date the Option is granted. Shares may be purchased only upon full payment of the purchase price in one or more of the manners set forth in Section 13 hereof, as determined by the Committee.

     (d) Manner of Exercise and Vesting. A Non-Statutory Stock Option granted under the Plan shall vest in a Participant at the rate or rates determined by the Committee. A vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Bank, or his designee. Such notice shall be irrevocable and must be accompanied by full payment of the purchase price in cash or shares of Common Stock at the Fair Market Value of such shares, determined on the exercise date in the manner described in Section 2 hereof. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

     (e) Terms of Options. The term during which each Non-Statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-Statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. No Options shall be earned by a Participant unless the Participant maintains Continuous Service until the vesting date of such Option, except as set forth herein. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee may, in its sole discretion, accelerate or extend the time at which any Non-Statutory Stock Option may be exercised in whole or in part by Key Employees and/or Outside Directors. Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company or the Bank, all Non-Statutory Stock Options that have been awarded shall become immediately exercisable for three years following such Change in Control.

     (f) Termination of Employment or Service. Upon the termination of a Key Employee's employment or upon termination of an Outside Director's service for any reason other than Normal Retirement, death, Disability, Change in Control or Termination for Cause, the Participant's Non-Statutory Stock Options shall be exercisable only as to those shares that were immediately purchasable on the date of termination and only for three months following termination. In the event of Termination for Cause, all rights under a Participant's Non-Statutory Stock Options shall expire upon termination. In the event of termination of service or employment due to the Normal Retirement, death or Disability of any Participant, all Non-Statutory Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representative or beneficiaries for one year following the date of his termination due to Normal Retirement, death or Disability, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term.

     (g)   Transferability.   In  the  discretion  of  the  Board,  all  or  any
Non-Statutory Stock Option granted hereunder may be transferable by the Participant once the Option has vested in the Participant, provided, however, that the Board may limit the transferability of such Option or Options to a designated class or classes of persons.

8.       Incentive Stock Options

     The Committee may, from time to time, grant Incentive Stock Options to Key Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Option Agreement. Each Option shall be evidenced by a written option agreement between the Bank and the Key Employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of the Plan.

     (b) Price. Subject to Section 17 of the Plan and Section 422 of the Code, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. However, if a Key Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Bank or its Affiliates (or under Section 424(d) of the Code is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Bank or its Affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a shareholder, partner or Beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price in one or more of the manners set forth in Section 13 hereof, as determined by the Committee. No option may be exercised for a price less than the Bank's par value per share.

     (c) Manner of Exercise. Incentive Stock Options granted under the Plan shall vest in a Participant at the rate or rates determined by the Committee. The vested Options may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Bank or his designee. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of Common Stock at the Fair Market Value of such shares determined on the exercise date by the manner described in Section 2.

     The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control, all Incentive Stock Options that have been awarded shall become immediately exercisable, unless the aggregate exercise price of the amount exercisable as a result of a Change in Control, together with the aggregate exercise price of all other Incentive Stock Options first exerciseable in the year in which the Change in Control occurs, shall exceed $100,000 (determined as of the Date of Grant). In such event, the first $100,000 of Incentive Stock Options (determined as of the Date of Grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options but shall remain subject to the provisions of this
Section 8 to the extent permitted.

     (d) Amounts of Options. Incentive Stock Options may be granted to any eligible Key Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. Notwithstanding the above, the maximum number of shares that may be subject to an Incentive Stock Option awarded under the Plan to any Key Employee shall be 30,000. In granting Incentive Stock Options, the Committee shall consider such factors as it deems relevant, which factors may include, among others, the position and responsibilities of the Key Employee, the length and value of his or her service to the Bank or an Affiliate, the compensation paid to the Key Employee and the Committee's evaluation of the performance of the Bank, or an Affiliate, according to measurements that may include, among others, key financial ratios, levels of classified assets, and independent audit findings. In the case of an Option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Bank and its Affiliates) shall not exceed $100,000. The provisions of this Section 8(d) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

     (e) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any Key Employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Bank or its Affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a shareholder, partner or Beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the Date of Grant. Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company or the Bank, all Incentive Stock Options that have been awarded shall become immediately exercisable for three years following such Change in Control.

     (f) Termination of Employment. Upon the termination of a Key Employee's service for any reason other than Disability, Normal Retirement, Change in Control, death or Termination for Cause, the Key Employee's Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by such Key Employee at the date of termination and only for a period of three months following termination. In the event of Termination for Cause, all rights under the Incentive Stock Options shall expire upon termination.

     Upon termination of a Key Employee's employment due to Normal Retirement, death or Disability, all Incentive Stock Options held by such Key Employee, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of his cessation of employment, provided however, that any such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following the date of his Normal Retirement or termination of employment following a Change in Control; and provided further, that no Option shall be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than one year following termination of employment due to Disability and provided further, in order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of an Optionee, the Optionee's death must have occurred while employed or within three (3) months of termination of employment. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

     (g) Transferability. No Incentive Stock Option granted under the Plan is transferable except by will or the laws of descent and distribution and is exercisable during his lifetime only by the Key Employee to which it is granted.

     (h) Compliance with Code. The options granted under this Section 8 are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, but the Bank makes no warranty as to the qualification of any Option as an Incentive Stock Option within the meaning of Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Non-Statutory Stock Option.

9.       Limited Rights

     The Committee may grant a Limited Right simultaneously with the grant of any Option to any Key Employee, with respect to all or some of the shares covered by such Option. Limited Rights granted under the Plan are subject to the following terms and conditions:

     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control.

     The Limited Right may be exercised only when the underlying Option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

     Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Option. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Bank an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. In the event of a Change in Control in which pooling accounting treatment is a condition to the transaction, the Limited Right shall be exercisable solely for shares of stock of the Bank, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The number of shares to be received on the exercise of such Limited Right shall be determined by dividing the amount of cash that would have been available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the Option subject to the Limited Right.

10.      Dividend Equivalent Rights

     Simultaneously with the grant of any Option to a Participant, the Committee may grant a Dividend Equivalent Right with respect to all or some of the shares covered by such Option. Dividend Equivalent Rights granted under this Plan are subject to the following terms and conditions:

     (a) Terms of Rights. A Dividend Equivalent Right provides the Participant with a cash benefit per share for each share underlying the unexercised portion of the related Option equal to the amount of any extraordinary dividend (as defined in Section 10(c)) per share of Common Stock declared by the Bank. The terms and conditions of any Dividend Equivalent Right shall be evidenced in the Option agreement entered into with the Participant and shall be subject to the terms and conditions of the Plan. A Dividend Equivalent Right is transferable only when the related Option is transferable and under the same conditions.

     (b) Payment. Upon the payment of an extraordinary dividend, the Participant holding a Dividend Equivalent Right with respect to Options or portions thereof which have vested shall promptly receive from the Bank the amount of cash equal to the amount of the extraordinary dividend per share of Common Stock, multiplied by the number of shares of Common Stock underlying the unexercised portion of the related Option. With respect to options or portions thereof which have not vested, the amount that would have been received pursuant to the Dividend Equivalent Right with respect to the shares underlying such unvested Option or portion thereof shall be paid to the Participant holding such Dividend Equivalent Right together with earnings thereon, on such date as the Option or portion thereof becomes vested. Payments shall be decreased by the amount of any applicable tax withholding prior to distribution to the Participant as set forth in Section 19.

     (c) Extraordinary Dividend. For purposes of this Section 10, an extraordinary dividend is any dividend paid on shares of Common Stock where the rate of the dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters.

11.      Reload Option

     Simultaneously with the grant of any Option to a Participant, the Committee may grant a Reload Option with respect to all or some of the shares covered by such Option. A Reload Option may be granted to a Participant who satisfies all or part of the exercise price of the Option with shares of Common Stock (as described in Section 13(c) below). The Reload Option represents an additional option to acquire the same number of shares of Common Stock as is used by the Participant to pay for the original Option. Reload Options may also be granted to replace Common Stock withheld by the Bank for payment of a Participant's withholding tax under Section 19. A Reload Option is subject to all of the same terms and conditions as the original Option except that (i) the exercise price of the shares of Common Stock subject to the Reload Option will be determined at the time the original Option is exercised and (ii) such Reload Option will conform to all provisions of the Plan at the time the original Option is exercised.

12.      Surrender of Option

     In the event of a Participant's termination of employment or termination of service as a result of death, Disability or Normal Retirement, the Participant (or his or her personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of the Options held by such Participant in exchange for a cash payment from the Bank of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment or the date of termination of service on the Board and the exercise price per share of the Option. Whether the Committee accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Committee is under no obligation to any Participant whatsoever to make such payments. In the event that the Committee accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

13.      Alternate Option Payment Mechanism

     The Committee has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the agreement with the Participant covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.

     (a) Cash Payment. The exercise price may be paid in cash or by certified check. To the extent permitted by law, the Committee may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

     (b) Cashless Exercise. Subject to vesting requirements, if applicable, a Participant may engage in a "cashless exercise" of the Option. Upon a cashless exercise, the Participant shall give the Bank written notice of the exercise of the Option, together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Common Stock subject to the Option and to deliver enough of the proceeds to the Bank to pay the Option exercise price and any applicable withholding taxes. If the Participant does not sell the Common Stock subject to the Option through a registered broker-dealer or equivalent third party, the Optionee can give the Bank written notice of the exercise of the Option and the third party purchaser of the Common Stock subject to the Option shall pay the Option exercise price plus applicable withholding taxes to the Bank.

     (c) Exchange of Common Stock. The Committee may permit payment of the Option exercise price by the tendering of previously acquired shares of Common Stock. All shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise. No tendered shares of Common Stock which were acquired by the Participant upon the previous exercise of an Option or as awards under a stock award plan (such as the Bank's Recognition and Retention
Plan) shall be accepted for exchange unless the Participant has held such shares (without restrictions imposed by said plan or award) for at least six months prior to the exchange.

14.      Rights of a Stockholder

     A Participant shall have no rights as a stockholder with respect to any shares covered by a Non-Statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in the Plan or in any Award granted confers on any person any right to continue in the employ of the Bank or its Affiliates or to continue to perform services for the Bank or its Affiliates or interferes in any way with the right of the Bank or its Affiliates to terminate his services as an officer, director or employee at any time.

15.      Agreement with Participants

     Each Award of Options, Reload Options, Limited Rights and/or Dividend Equivalent Rights will be evidenced by a written agreement, executed by the Participant and the Bank or its Affiliates, that describes the conditions for receiving the Awards, including the date of Award, the purchase price, applicable periods, and any other terms and conditions as may be required by the Board or applicable securities law.

16.      Designation of Beneficiary

     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Option, Reload Option, Limited Rights Award or Dividend Equivalent Rights to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Bank and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his estate will be deemed to be the Beneficiary.

17.      Dilution and Other Adjustments

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, pro rata return of capital to all shareholders, recapitalization, or any merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other corporate change, or other increase or decrease in such shares, without receipt or payment of consideration by the Bank, the Committee shall make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

     (a) adjustments in the aggregate number of shares of Common Stock that may be awarded under the Plan;

     (b) adjustments in the aggregate number of shares of Common Stock that may be awarded to any single individual under the Plan;

     (c) adjustments in the aggregate number of shares of Common Stock covered by Awards already made under the Plan; or

     (d) adjustments in the purchase price of outstanding Incentive and/or Non-Statutory Stock Options, or any Related Options or any Limited Rights attached to such Options.

     No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. With respect to Incentive Stock Options, no such adjustment shall be made if it would be deemed a "modification" of the Award under Section 424 of the Code.

18.      Effect of a Change in Control on Option Awards

     In the event of a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

     (a) provide that such Options shall be assumed, or equivalent options shall be substituted ("Substitute Options") by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (A) any such Substitute Options exchanged for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, and (B) the shares of stock issuable upon the exercise of such Substitute Options shall constitute securities registered in accordance with the Securities Act of 1933, as amended ("1933 Act") or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act, (collectively, "Registered Securities"), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Participant will receive upon consummation of the Change in Control a cash payment for each Option surrendered equal to the difference between the (1) Fair Market Value of the consideration to be received for each share of Common Stock in the Change in Control times the number of shares of Common Stock subject to such surrendered Options, and (2) the aggregate exercise price of all such surrendered Options, or

     (b) in the event of a transaction under the terms of which the holders of Common Stock will receive upon consummation thereof a cash payment (the "Merger Price") for each share of Common Stock exchanged in the Change in Control transaction, make or provide for a cash payment to the Participants equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such Options held by each Optionee (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such surrendered Options in exchange for such surrendered Options.

19.      Withholding

     There may be deducted from each distribution of cash and/or Common Stock under the Plan the minimum amount of tax required by any governmental authority to be withheld. Shares of Common Stock shall be withheld where required from any distribution of Common Stock.

20.      Amendment of the Plan

     The Board may at any time, and from time to time, modify or amend the Plan in any respect, or modify or amend an Award received by Key Employees and/or Outside Directors; provided, however, that no such termination, modification or amendment may affect the rights of a Participant, without his consent, under an outstanding Award. Any amendment or modification of the Plan or an outstanding Award under the Plan, including but not limited to the acceleration of vesting of an outstanding Award for reasons other than death, Disability, Normal Retirement, or a Change in Control, shall be approved by the Committee or the full Board of the Bank.

21.      Effective Date of Plan

     The Plan shall become  effective upon the date of, or a date  determined by
the  Board  of  Directors   following   approval  of  the  Plan  by  the  Bank's
stockholders.

22.      Termination of the Plan

     The right to grant Awards under the Plan will terminate upon the earlier of
(i) 10 years after the Effective Date, or (ii) the date on which the exercise of Options or related Rights equaling the maximum number of shares reserved under the Plan occurs, as set forth in Section 5. The Board may suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

(23.)    Successors and Assigns

24.      Applicable Law

         The Plan will be administered in accordance with the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the Bank has caused the Plan to be executed by its duly authorized officers and the corporate seal to be affixed and duly attested, as of the 24th day of April, 2003.


Date Approved by Stockholders:      April 24, 2003

Effective Date:   April 24, 2003


ATTEST:                                              BAYONNE COMMUNITY BANK


/s/ Donald S. Cymbor                              /s/ Donald Mindiak
--------------------------                           ------------------------
Secretary                                             Chief Executive Officer